Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 21, 2021 (except for Note 15(f) as to which the date is October 4, 2021) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-259627) and related Prospectus of Pyxis Oncology, Inc. dated October 7, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 7, 2021